INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT is made as of this 19th day of April, 2004, between VANGUARD TRUSTEES' EQUITY FUNDS, a Delaware statutory trust (the "Trust"), and Sanford C. Bernstein & Co., LLC, a Delaware limited liability company (the "Advisor").

                               W I T N E S S E T H

         WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust offers a series of shares known as Vanguard International Value Fund (the "Fund"); and

         WHEREAS, the Trust desires to retain the Advisor to render investment advisory services to the Fund, and the Advisor is willing to render such services.

         NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this "Agreement," the Trust and the Advisor hereby agree as follows:

1. Appointment of Advisor. The Trust hereby employs the Advisor as investment advisor, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Advisor from time to time (referred to in this Agreement as the "Bernstein Portfolio"). As of the date of this Agreement, the Bernstein Portfolio will consist of the portion of the assets of the Fund that the Board of Trustees has determined to assign to the Advisor, as communicated to the Advisor on behalf of the Board of Trustees by The Vanguard Group, Inc. ("Vanguard"). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Advisor. The Advisor accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties of Advisor. The Trust employs the Advisor to manage the investment and reinvestment of the assets of the Bernstein Portfolio; to continuously review, supervise, and administer an investment program for the Bernstein Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Advisor that the Fund is required to maintain; and to render regular reports to the Trust's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust's officers and the Board of Trustees, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Advisor in writing, and applicable laws and regulations. The Advisor agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein. The Advisor may utilize the services of the investment professionals of Alliance Capital Management L.P.'s Bernstein value investment unit for purposes of performing the responsibilities of the Advisor under this Agreement, subject to the Advisor retaining overall responsibility for such services and any and all obligations and liabilities in connection therewith.

3. Securities Transactions. The Advisor is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Bernstein Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions. To the extent expressly permitted by the written policies and procedures established by the Board of Trustees, and subject to Section 28(e) of the Securities Exchange Act of 1934, as amended, any interpretations thereof by the Securities and Exchange Commission (the "SEC") or its staff, and other applicable law, the Advisor is permitted to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities to the accounts as to which it exercises investment discretion. The execution of such transactions in conformity with the authority expressly referenced in the immediately preceding sentence shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Advisor agrees to use its best efforts to comply with any directed brokerage or other brokerage arrangements that the Fund communicates to the Advisor in writing. The Advisor will promptly communicate to the Trust's officers and the Board of Trustees any information relating to the portfolio transactions the Advisor has directed on behalf of the Bernstein Portfolio as such officers or the Board may reasonably request.

4. Compensation of Advisor. For services to be provided by the Advisor pursuant to this Agreement, the Fund will pay to the Advisor, and the Advisor agrees to accept as full compensation therefore, an investment advisory fee at the rate specified in Schedule A to this Agreement. The fee will be calculated based on annual percentage rates applied to the average month-end net assets of the Bernstein Portfolio and will be paid to the Advisor quarterly.

5. Reports. The Fund and the Advisor agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including, but not limited to, information about changes in partners of the Advisor.

6.                Compliance.

6.1. Compliance with Applicable Laws and Board Requirements. The Advisor agrees to comply with all Applicable Laws and all policies, procedures or reporting requirements that the Board of Trustees of the Trust reasonably adopts and communicates to the Advisor in writing, including, without limitation, any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements.

6.2. Disclosure of Compliance Matters. If the Advisor receives any written or other communication concerning or constituting a Compliance Matter, then the Advisor shall provide the Trust a written summary of the material facts and circumstances concerning such Compliance Matter within ten (10) calendar days of the earlier of the date on which such Compliance Matter was received by the Advisor, or the date on which the general counsel's office of the Advisor obtained actual knowledge of such Compliance Matter. The Advisor shall provide the Trust with a written summary of any material changes in the facts or circumstances concerning any Compliance Matter within ten (10) calendar days of the occurrence of such changes.

6.3. Certain Definitions. "Applicable Laws" means, with respect to any party to this Agreement, (i) the "federal securities laws" as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to such party. "Compliance Matter" means any written or other communication sent to the Advisor by any United States federal or state agency or regulatory authority or any self-regulatory authority, in each case having jurisdiction over the Advisor, in connection with the Advisor's compliance with, or failure to comply with, Applicable Laws as they relate to the Advisor's investment management operations. For the avoidance of doubt, the term "Advisor" as used in this Section 6 shall include both Sanford C. Bernstein & Co., LLC and Alliance Capital Management L.P.

7. Status of Advisor. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

8. Liability of Advisor. No provision of this Agreement will be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

9. Limitations on Consultations. The Advisor is prohibited from consulting with other advisors of the Fund, except Vanguard, concerning transactions for the Fund in securities or other assets.

10. Duration; Termination; Notices; Amendment. This Agreement will become effective on the date hereof and will continue in effect for a period of two years thereafter, and shall continue in effect for successive twelve-month periods thereafter, only so long as this Agreement is approved at least annually by votes of the Trust's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

        Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on thirty days' written notice to the Advisor, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by the Advisor on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

              If to the Fund, at:

              Vanguard Trustees' Equity Fund - Vanguard International Value Fund P.O. Box 2600
              Valley Forge, PA 19482
              Attention:  Jeffrey S. Molitor
              Telephone: 610-669-6303
              Facsimile:  610-503-5855

              If to the Advisor, at:


              Sanford C. Bernstein & Co., LLC
              1345 Avenue of the Americas
              New York, NY 10105
              Attention:  Louis T. Mangan


              Telephone: 212-823-2815
              Facsimile: 212-823-2770

This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
(ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund of the Trust.

         As used in this Section 9, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act.

11. Severability. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

12. Confidentiality. Each party to this Agreement may obtain (such party, a "Receiving Party") from the other party to this Agreement or an affiliate thereof (such party, a "Disclosing Party") information in connection with the services rendered hereunder and relating directly or indirectly to the Advisor, the Fund, the Trust, Vanguard or a Compliance Matter (collectively, "Confidential Information"). Each party to this Agreement shall keep confidential any and all Confidential Information and shall not disclose any Confidential Information to any person other than the Advisor, the Fund, the Trust, the Board of Directors of the Trust, Vanguard, and any director, officer, or employee of the Advisor, the Fund, the Trust, or Vanguard, except (i) with the prior written consent of a Disclosing Party, (ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Receiving Party, or (iii) for Confidential Information that is publicly available other than due to disclosure by the Receiving Party or its affiliates or becomes known to the Receiving Party from a source other than a Disclosing Party. None of the parties may use or permit the use of Confidential Information in violation of Applicable Laws.

13. Proxy Policy. The Advisor acknowledges that Vanguard will vote the shares of all securities that are held by the Fund unless other mutually acceptable arrangements are made with the Advisor with respect to the Bernstein Portfolio.

14. Governing Law. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

         IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the date first set forth herein.

SANFORD C. BERNSTEIN & CO., LLC                              VANGUARD TRUSTEES' EQUITY FUNDS
/s/Louis Mangan                  4-15-04          /s/R. Gregory Barton                        4/14/04
-------------------------------  ---------        -------------------------------             ---------
Signature                        Date             Signature                                   Date



Louis Mangan                     4-15-04          R. Gregory Barton                           4/14/04
----------------------------     ---------        ----------------------------                ---------
Print Name                       Date             Print Name                                  Date

                        VANGUARD INTERNATIONAL VALUE FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                              EFFECTIVE MAY 1, 2006

This Addendum amends Section 1.1 of Schedule A of the Investment Advisory Agreement dated April 19, 2004, between Vanguard Trustees' Equity Funds (the "Trust") and Sanford C. Bernstein & Co., LLC ("Bernstein," or the "Advisor") for the management of Vanguard International Value Fund (the "Fund"), a series of the Trust, as follows:

A. AMENDMENT

1.1. CALCULATION OF THE BASE FEE. The Base Fee for each fiscal quarter of the Fund is calculated by multiplying an Annual Percentage Rate (shown below) to the average daily net assets of the Bernstein Portfolio during such fiscal quarter, and dividing the result by four. The Fund's fiscal quarter ends are the months ending October, January, April, and July.

                Annual Percentage Rate Schedule
                Average                 Annual
              Net Assets            Percentage Rate

In the event of termination of this Agreement, the fee provided in this Section for the period beginning on the first day of the then-current fiscal quarter and ending on the last business day on which this Agreement is in effect (the "Short Quarter") shall be calculated by applying the foregoing annual percentage rates to the average daily net assets of the Bernstein Portfolio during the Short Quarter, dividing the result by four, and multiplying that figure by a ratio equal to the number of days in the Short Quarter divided by the total number of days in the full quarter.

B. MISCELLANEOUS

Except as specifically amended hereby, all of the terms and conditions of the Investment Advisory Agreement are unaffected and shall continue to be in full force and effect and shall be binding upon the parties in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first set forth herein.

SANFORD C. BERNSTEIN & CO., LLC          VANGUARD TRUSTEES EQUITY FUNDS
Louis T. Mangan             6/13/06       John J. Brennan         6/5/06
-----------------------  ----------       ----------------------  ----------
Signature                Date             Signature               Date


LOUISE T. MANGAN                          JOHN J. BRENNAN
-----------------------                   ----------------------